CNB BANK SHARES, INC. AND SUBSIDIARY Consolidated Financial Statements December 31, 2025

Forvis Mazars, LLP is an independent member of Forvis Mazars Global Limited Independent Auditor’s Report Board of Directors CNB Bank Shares, Inc. Carlinville, Illinois Opinion on the Consolidated Financial Statements We have audited the consolidated financial statements of CNB Bank Shares, Inc. and its subsidiary, which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements. In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of CNB Bank Shares, Inc. and its subsidiary as of December 31, 2025 and 2024, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America. Basis for Opinion We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the “Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements” section of our report. We are required to be independent of CNB Bank Shares, Inc. and its subsidiary and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Responsibilities of Management for the Consolidated Financial Statements Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error. In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about CNB Bank Shares, Inc. and its subsidiary’s ability to continue as a going concern within one year after the date that these consolidated financial statements are available to be issued.

Board of Directors CNB Bank Shares, Inc. 2 Auditor’s Responsibilities for the Audit of the Consolidated Financial Statements Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit of financial statements conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered to be material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements. In performing an audit of financial statements and an audit of internal control over financial reporting in accordance with GAAS, we:  Exercise professional judgment and maintain professional skepticism throughout the audits.  Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.  Obtain an understanding of internal control relevant to the consolidated financial statement audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of CNB Bank Shares, Inc. and it’s subsidiary’s internal control. Accordingly, no such opinion is expressed.  Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.  Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about CNB Bank Shares, Inc. and its subsidiary’s ability to continue as a going concern for a reasonable period of time. We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the consolidated financial statement audit. Decatur, Illinois February 25, 2026

CNB BANK SHARES, INC. AND SUBSIDIARY Consolidated Balance Sheets December 31, 2025 and 2024 December 31, 2025 December 31, 2024 ASSETS (In thousands) Cash and due from banks $ 17,704 $ 13,583 Interest-earning demand deposits in other financial institutions 5,524 1,644 23,228 15,227 Interest-earning time deposits in other financial institutions 245 245 Investments in available-for-sale debt securities 365,520 369,856 Mortgage loans held for sale 883 188 Loans 1,323,720 1,290,244 Less: Deferred loan fees, net of related costs (1,719) (1,842) Allowance for credit losses (15,169) (14,301) Net loans 1,306,832 1,274,101 Bank premises and equipment, net 16,694 17,440 Accrued interest receivable 14,033 13,787 Bank-owned life insurance policies 12,796 13,123 Identifiable intangible assets 1,524 2,008 Goodwill 21,416 21,416 Other assets 34,334 31,769 Total assets $ 1,797,505 $ 1,759,160 LIABILITIES AND STOCKHOLDERS’ EQUITY Deposits: Noninterest-bearing $ 266,913 $ 279,476 Interest-bearing 1,222,648 1,163,118 Total deposits 1,489,561 1,442,594 Short-term borrowings 36,468 42,352 Accrued interest payable 4,683 6,897 Federal Home Loan Bank borrowings 73,950 105,288 Notes payable — 357 Other liabilities 22,396 20,007 Total liabilities 1,627,058 1,617,495 Commitments and contingencies Stockholders’ equity: Preferred stock and related surplus, $0.01 par value; 200,000 shares authorized, 9,745 shares issued and outstanding 19,352 19,352 Common stock, $0.05 par value; 20,000,000 shares authorized, 5,779,659 shares issued and 5,506,360 and 5,407,033 shares outstanding at December 31, 2025 and December 31, 2024, respectively 289 289 Surplus 17,457 17,604 Retained earnings 166,085 153,498 Treasury stock, at cost – 273,299 and 372,626 shares at December 31, 2025 and December 31, 2024, respectively (5,823) (7,798) Accumulated other comprehensive loss (26,913) (41,280) Total stockholders' equity 170,447 141,665 Total liabilities and stockholders' equity $ 1,797,505 $ 1,759,160 See accompanying notes to consolidated financial statements. 3

CNB BANK SHARES, INC. AND SUBSIDIARY Consolidated Statements of Income Years Ended December 31, 2025 and 2024 Year Ended December 31, (In thousands, except share and per share data) 2025 2024 Interest income: Interest and fees on loans $ 85,574 $ 76,359 Interest on debt securities: Taxable 5,713 5,456 Exempt from federal income taxes 3,728 4,137 Interest on short-term investments 1,147 2,006 Total interest income 96,162 87,958 Interest expense: Interest on deposits 29,906 29,870 Interest on short-term borrowings 1,243 1,361 Interest on long-term Federal Home Loan Bank borrowings 3,645 3,576 Interest on notes payable 3 44 Total interest expense 34,797 34,851 Net interest income 61,365 53,107 Provision for credit losses 1,331 1,987 Net interest income after provision for credit losses 60,034 51,120 Noninterest income: Service charges on deposit accounts 2,335 2,272 Card-based revenue 2,219 2,210 Income from fiduciary activities 2,987 2,895 Mortgage banking revenues 1,243 1,294 Increase in cash surrender value of life insurance policies 221 228 Gain on sale of other real estate 25 34 Brokerage commissions 1,881 1,835 Gains (losses) on sales of available-for-sale securities — (465) Other noninterest income 1,701 1,302 Total noninterest income 12,612 11,605 Noninterest expense: Salaries and employee benefits 29,712 27,226 Occupancy and equipment expense 7,262 6,818 Legal and professional fees 3,853 2,040 Postage, printing, and supplies 752 725 Amortization of intangible assets 713 845 Advertising expense 748 790 FDIC insurance assessments 1,316 1,252 Other noninterest expense 5,507 5,215 Total noninterest expense 49,863 44,911 Income before income taxes 22,783 17,814 Income tax expense 6,353 4,158 Net income $ 16,430 $ 13,656 Per common share data: Basic earnings per common share $ 2.89 $ 2.43 Diluted earnings per common share 2.54 2.14 Weighted average common shares outstanding 5,433,837 5,398,145 Weighted average diluted common shares outstanding 6,460,663 6,387,573 See accompanying notes to consolidated financial statements. 4

CNB BANK SHARES, INC. AND SUBSIDIARY Consolidated Statements of Comprehensive Income Years Ended December 31, 2025 and 2024 Year Ended December 31, 2025 2024 (In thousands) Net income $ 16,430 $ 13,656 Other comprehensive income before tax: Market value adjustment for cash flow hedge (2) (37) Net unrealized gains (losses) on available-for-sale securities 14,614 (2,869) Reclassification of realized losses included in net income — 465 Other comprehensive income (loss) before tax 14,612 (2,441) Income tax related to items of other comprehensive income (loss) 245 (512) Total other comprehensive income (loss), net of tax 14,367 (1,929) Total comprehensive income $ 30,797 $ 11,727 See accompanying notes to consolidated financial statements. 5

CNB BANK SHARES, INC. AND SUBSIDIARY Consolidated Statements of Stockholders’ Equity Years Ended December 31, 2025 and 2024 (In thousands, except share and per share data) Preferred stock and related surplus Common stock Surplus Retained earnings Treasury stock Accumulated other comprehensive income (loss) Total stockholders' equity Balance at December 31, 2023 $ 19,352 $ 289 $ 18,110 $ 143,475 $ (7,965) $ (39,351) $ 133,910 Net income — — — 13,656 — — 13,656 Other comprehensive loss — — — — — (1,929) (1,929) Cash dividends paid – $0.57 per share — — — (3,633) — — (3,633) Purchase of 47,871 common shares for treasury — — — — (1,133) — (1,133) Stock-based compensation – 62,487 common shares from treasury — — (506) — 1,300 — 794 Balance at December 31, 2024 $ 19,352 $ 289 $ 17,604 $ 153,498 $ (7,798) $ (41,280) $ 141,665 Net income — — — 16,430 — — 16,430 Other comprehensive income — — — — — 14,367 14,367 Cash dividends paid – $0.60 per share — — — (3,843) — — (3,843) Purchase of 83,485 common shares for treasury — — — — (1,825) — (1,825) Stock-based compensation – 182,812 common shares from treasury — — (147) — 3,800 — 3,653 Balance at December 31, 2025 $ 19,352 $ 289 $ 17,457 $ 166,085 $ (5,823) $ (26,913) $ 170,447 See accompanying notes to consolidated financial statements. 6

CNB BANK SHARES, INC. AND SUBSIDIARY Consolidated Statements of Cash Flows Years Ended December 31, 2025 and 2024 Year Ended December 31, 2025 2024 Cash flows from operating activities: (In thousands) Net income $ 16,430 $ 13,656 Adjustments to reconcile net income to net cash Net amortization on available-for-sale debt securities 3,130 3,717 Depreciation and amortization on bank premises and equipment and intangible assets 1,847 2,082 Provision for credit losses 1,331 1,987 Net cash gains on sale of mortgage loans in secondary market (303) (352) Capitalized mortgage servicing rights (230) (195) Net gains on sales of other real estate owned (25) (34) Net losses on sale of available-for-sale debt securities — 465 Deferred income tax benefit (371) (605) Increase in accrued interest receivable (246) (1,282) Increase (decrease) in accrued interest payable (2,214) 3,312 Mortgage loans originated for sale in secondary market (22,979) (19,532) Proceeds from mortgage loans sold in secondary market 22,587 19,864 Increase in cash surrender value of life insurance policies, net of mortality costs (221) (228) Decrease in other assets (2,653) 328 Increase in other liabilities 2,389 1,325 Net cash provided by operating activities 18,472 24,508 Cash flows from investing activities: Proceeds from calls and maturities of and principal payments of available-for-sale debt securities 20,031 21,567 Purchases of available-for-sale debt securities (4,211) (16,610) Net redemption (purchase) of Federal Home Loan Bank stock 413 (1,926) Net increase in loans (36,451) (128,122) Purchases of bank premises and equipment (762) (884) Proceeds from sale of available-for-sale debt securities — 24,785 Proceeds from BOLI maturities 548 445 Proceeds from sale of other real estate owned 2,588 44 Net cash used in investing activities (17,844) (100,701) Cash flows from financing activities: Net increase in deposits 46,967 34,134 Net decrease in short-term borrowings (5,884) (5,523) Principal payments on notes payable (357) (1,396) Proceeds from Federal Home Loan Bank borrowings 90,000 63,700 Payments of Federal Home Loan Bank borrowings (121,338) (17,339) Stock options exercised 3,653 755 Purchase of treasury stock (1,825) (1,133) Dividends paid (3,843) (3,633) Net cash provided by financing activities 7,373 69,565 Net increase (decrease) in cash and cash equivalents 8,001 (6,628) Cash and cash equivalents at beginning of year 15,227 21,855 Cash and cash equivalents at end of period $ 23,228 $ 15,227 See accompanying notes to consolidated financial statements. 7

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of Presentation CNB Bank Shares, Inc. (the "Company" or "CNB") provides a full range of banking services to individual and corporate customers throughout south-central Illinois, suburban southwestern Chicago, and the St. Louis metropolitan area, through its wholly owned subsidiary bank, CNB Bank & Trust, N.A. (the Bank). In addition, CNB Insurance Services, LLC, a subsidiary of CNB Bank & Trust, N.A., provides insurance services to the customers of the geographic areas in which the Bank operates. The Company and Bank are subject to competition from other financial and nonfinancial institutions providing financial products throughout the Company’s market areas. Additionally, the Company and Bank are subject to the regulations of certain federal and state agencies and undergo periodic examinations by those regulatory agencies. The accounting and reporting policies of the Company and Bank conform to generally accepted accounting principles within the financial services industry. In compiling the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Estimates that are particularly susceptible to change in a short period of time include the determination of the allowance for credit losses; valuation of other real estate owned and stock options; and determination of possible impairment of intangible assets. Actual results could differ from those estimates. Following is a description of the more significant of the Company’s accounting policies: Principles of Consolidation The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. Basis of Accounting The Company utilizes the accrual basis of accounting, which includes in the total of net income all revenues earned and expenses incurred regardless of when actual cash payments are received or paid. The Company is also required to report comprehensive income of which net income is a component. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from nonowner sources. This includes all changes in equity during a period, except those resulting from investments and distributions by and to owners and cumulative effects of any changes in accounting principles. The components of accumulated other comprehensive loss are as follows at December 31, 2025 and 2024 (in thousands): 2025 2024 Net unrealized losses on available-for-sale securities $ (37,641) $ (52,255) Market value adjustment for cash flow hedge — 2 Deferred tax effect 10,728 10,973 $ (26,913) $ (41,280) CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 8

Cash Flow Information For purposes of the consolidated statements of cash flows, cash equivalents include cash and due from banks and interest-earning deposits in other financial institutions (all of which are payable upon demand). Following is certain supplemental information relating to the Company’s consolidated statements of cash flows for the years ended December 31, 2025 and 2024 (in thousands): Year Ended December 31, 2025 2024 Cash paid for: Interest $ 37,011 $ 31,539 Income taxes 4,465 Federal 3,850 Illinois 2,775 Other 95 Noncash transactions: Transfers to other real estate owned in settlement of loans 2,389 174 Right of use assets obtained in exchange for new operating lease liabilities 1,238 336 Issuance of treasury stock for vested stock awards 3,236 602 Allowance for Credit Losses The allowance for credit losses is a valuation account that is deducted from the loans’ amortized cost basis to present the net amount expected to be collected on loans. Loans are charged off against the allowance when management believes the uncollectibility of a loan balance is confirmed. Recoveries will be recognized up to the aggregate amount of previously charged off balances. The allowance for credit losses is established through a provision for credit loss expense charged to income. Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at amortized cost net of the allowance for credit losses. Amortized cost is the principal balance outstanding, net of deferred loan fees and costs. Interest income is accrued on the unpaid principal balance. Loan origination fees, net of certain direct origination costs, are deferred and recognized in interest income using the level-yield method without anticipating prepayments. The methodology influences, and is influenced by, the Company’s overall credit risk management processes. The allowance is managed in accordance with GAAP to provide an adequate allowance for credit losses that is reflective of management’s best estimate of what is expected to be collected. The allowance for credit losses is measured on a collective (pool) basis when similar risk characteristics exist. Loans that do not share risk characteristics are evaluated on an individual basis. The Company has chosen to use the Weighted Average Remaining Maturity (WARM) method, which is based on relevant information about past events, including historical Company and peer experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the amortized cost basis. Adjustments are made for differences in current loan-specific risk characteristics such as differences in underwriting standards, portfolio mix, delinquency level, or term as well as for changes in environmental conditions such as changes in unemployment rates, property values, and other relevant factors. The calculation forecasts expected credit losses for two years before reverting to CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 9

historical credit loss information. Additionally, management has made qualitative adjustments to the loss estimates to reflect other factors that influence credit losses, such as changes in the portfolio, concentration of credit, credit quality, collateral values, lending policies or procedures, credit review system, lending management experience, economic conditions, and other external factors. Allowance for Credit Losses on Off-Balance Sheet Credit Exposures The Company estimates expected credit losses over the contractual period in which the Company is exposed to credit risk via a contractual obligation to extend credit, unless that obligation is unconditionally cancellable by the Company. The allowance for credit losses on off-balance credit exposures is adjusted through credit loss expense. The estimate includes consideration of the likelihood that funding will occur and an estimate of expected credit losses on commitments expected to be funded over its estimated life. The allowance for credit losses on off-balance sheet credit exposures equaled $640,000 and $553,000 at December 31, 2025 and 2024, respectively, and is reported in other liabilities on the consolidated balance sheet. Allowance for Credit Losses on Available-for-Sale Securities For available-for-sale debt securities in an unrealized loss position, the Company first assesses whether it intends to sell, or it is more likely than not that it will be required to sell the security before recovery of its amortized cost basis. If either of the criteria regarding intent or requirement to sell is met, the security’s amortized cost basis is written down to fair value through income. For debt securities available-for-sale that do not meet the aforementioned criteria, the Company evaluates whether the decline in fair value has resulted from credit losses or other factors. In making this assessment, management considers the extent to which fair value is less than amortized cost, any changes to the rating of the security by a rating agency, and adverse conditions specifically related to the security, among other factors. If this assessment indicates that a credit loss exists, the present value of cash flows expected to be collected from the security are compared to the amortized cost basis of the security. If the present value of cash flows expected to be collected is less than the amortized cost basis, a credit loss exists and an allowance for credit losses is recorded for the credit loss, limited to the amount that the fair value is less than the amortized cost basis. Any impairment that has not been recorded through an allowance for credit losses is recognized in other comprehensive income. Changes in the allowance for credit losses are recorded as credit loss expense. Losses are charged against the allowance when management believes the uncollectibility of an available-for-sale security is confirmed or when either of the criteria regarding intent or requirement to sell is met. Investments in Debt Securities The Company classifies its debt securities into one of three categories at the time of purchase: trading, available-for-sale, or held-to-maturity. Trading securities would be bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. All other debt securities not included in trading or held-to-maturity are classified as available-for-sale. Trading and available-for-sale securities are recorded at fair value. Held-to-maturity securities (for which no securities were so designated at December 31, 2025 and 2024) would be recorded at amortized cost, adjusted for the amortization of premiums or accretion of discounts. Holding gains and losses on trading securities (for which no securities were so designated at December 31, 2025 and 2024) would be included in earnings. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and reported as a component of other comprehensive income in stockholders’ equity until realized. Transfers of securities between categories CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 10

would be recorded at fair value at the date of transfer. Unrealized holding gains and losses would be recognized in earnings for any transfers into the trading category. Mortgage-backed securities represent participating interests in pools of long-term first mortgage loans originated and serviced by the issuers of the securities. Amortization of premiums and accretion of discounts for mortgage-backed securities are recognized as interest income using the interest method, which considers the timing and amount of prepayments of the underlying mortgages in estimating future cash flows for individual mortgage-backed securities. For other debt securities, premiums and discounts are amortized or accreted over the lives of the respective securities, with consideration of historical and estimated prepayment rates, as an adjustment to yield using the interest method. Interest income is recognized when earned. Realized gains and losses from the sale of any securities classified as available-for-sale are included in earnings and are derived using the specific identification method for determining the cost of securities sold. Interest-Earning Time Deposits Interest-earning time deposits in other financial institutions are recorded at cost and mature in 2026. Loans Interest on loans is credited to income based on the principal amount outstanding. Loans are considered delinquent whenever interest and/or principal payments have not been received when due. The recognition of interest income is generally discontinued when a loan becomes 90 days delinquent or when, in management’s judgment, the interest is not collectible in the normal course of business. Subsequent payments received on such loans are applied to principal if any doubt exists as to the collectibility of such principal; otherwise, such receipts are recorded as interest income. Loans are returned to accrual status when management believes full collectibility of principal and interest is expected. Loan origination fees and certain direct loan origination costs are deferred and recognized as an adjustment to interest income over the lives of the related loans using the interest method. Bank Premises and Equipment Bank premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization of premises and equipment is computed over the expected lives of the assets or related lease term for leasehold improvements using the straight-line method. Estimated useful lives are generally 39 years for premises and 3 to 15 years for building and leasehold improvements, furniture, fixtures, and equipment. Expenditures for major renewals and improvements of bank premises and equipment are capitalized (including related interest costs), and those for maintenance and repairs are expensed as incurred. Bank premises and equipment and other long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. In such situations, recoverability of assets to be held and used would be measured by a comparison of the carrying amount of the assets to future net cash flows expected to be generated by the assets. If such assets were considered to be impaired, the impairment to be recognized would be measured by the amount by which the carrying amount of the assets exceeded the fair value of the assets, using observable market prices. Assets to be disposed are reported at the lower of the carrying amount or fair value, less estimated selling costs. Leases Leases are classified as operating or financing leases at the lease commencement date. The Company leases certain locations and equipment. The Company records leases on the balance sheet in the form CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 11

of a lease liability for the present value of future minimum payments under the lease terms and a right- of-use asset equal to the lease liability adjusted for items such as deferred or prepaid rent, lease incentives, and any impairment of the right-of-use asset. The discount rate used in determining the lease liability is based upon incremental borrowing rates the Company could obtain for similar loans as of the date of commencement or renewal. The Company does not record leases on the consolidated balance sheet that are classified as short-term. At lease inception, the Company determines the lease term by considering the minimum lease term and all optional renewal periods that the Company is reasonably certain to renew. The lease term is also used to calculate straight-line rent expense. The depreciable life of leasehold improvements is limited by the estimated lease term, including renewals if they are reasonably certain to be renewed. The Company’s leases do not contain residual value guarantees or material variable lease payments that would impact the Company’s ability to pay dividends or cause the Company to incur additional expenses. Operating lease expense consists of a single lease cost allocated over the remaining lease term on a straight-line basis, variable lease payments not included in the lease liability, and any impairment of the right-of-use asset. Rent expense and variable lease expense are included in occupancy and equipment expense on the Company’s consolidated statements of income. The Company’s variable lease expense includes rent escalators that are based on market conditions and include items such as common area maintenance, utilities, parking, property taxes, insurances, and other costs associated with the lease. Other Real Estate Owned Other real estate owned, included in other assets on the balance sheet, represents property acquired through foreclosure, or deeded to the Bank in lieu of foreclosure, for loans on which the borrowers have defaulted as to payment of principal and interest. Properties acquired are initially recorded at the lower of the Bank’s carrying amount or fair value using observable market prices (less estimated selling costs) and carried in other assets in the consolidated balance sheets. Valuations are periodically performed by management, and an allowance for losses is established by means of a charge to noninterest expense if the carrying value of a property exceeds its fair value, less estimated selling costs. Subsequent increases in the fair value less estimated selling costs are recorded through a reversal of the allowance but not below zero. Costs related to development and improvements of property are capitalized while costs relating to holding the property are expensed. The Bank had no other real estate owned as of December 31, 2025, and $174,000 of residential real estate properties recorded in other assets on the consolidated balance sheet at December 31, 2024. The Bank had no residential real estate loans in process of foreclosure at December 31, 2025 and 2024. Intangible Assets and Goodwill Identifiable intangible assets include the mortgage servicing rights described below under “Mortgage Banking Operations” and core deposit premiums relating to the Company’s various bank acquisitions, which are being amortized into noninterest expense on straight-line and accelerated basis over periods ranging from 10 to 15 years. Amortization expense during the years ended December 31, 2025 and 2024 was $468,000 and $468,000, respectively. Future amortization of the core deposit intangible assets existing at December 31, 2025 is expected to be $468,000 in 2026, $468,000 in 2027, and $233,000 in 2028. Accumulated amortization of core deposit intangible assets was $3,508,000 and $3,040,000 as of December 31, 2025 and 2024, respectively. The excess of the Company’s consideration given in each subsidiary acquisition transaction over the fair value of the net assets acquired is recorded as goodwill, an intangible asset on the consolidated CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 12

balance sheets. Goodwill is the Company’s only intangible asset with an indefinite useful life, and the Company is required to test the intangible asset for impairment on an annual basis. Impairment is measured as the excess of carrying value over the fair value of an intangible asset with an indefinite life. No impairment write-downs were required during the years ended December 31, 2025 and 2024. Federal Home Loan Bank and Federal Reserve Bank Stock Included in other assets are the Bank’s investments in the common stock of the Federal Home Loan Bank of Chicago, which is administered by the Federal Housing Finance Board, and Federal Reserve Bank stock. As a member of the Federal Home Loan Bank system, the Bank is required to maintain a minimum investment in the capital stock of the Federal Home Loan Bank of Chicago. National banks are also required to maintain stock in the Federal Reserve Bank. The Federal Home Loan Bank and Federal Reserve Bank stock is recorded at cost, which represents redemption value. The carrying amount of Federal Home Loan Bank stock was $4,472,000 and $4,885,000 as of December 31, 2025 and 2024, respectively. The carrying amount of Federal Reserve Bank stock was $914,000 and $914,000 as of December 31, 2025 and 2024, respectively. Securities Sold Under Repurchase Agreements The Bank enters into sales of securities under agreements to repurchase at specified future dates. Such repurchase agreements are considered financing arrangements and, accordingly, the obligation to repurchase assets sold is reflected as a liability in the consolidated balance sheets. Repurchase agreements are collateralized by debt securities, which are under the control of the Bank. Income Taxes The Company and Bank file consolidated federal and state income tax returns. Applicable income taxes are computed based on reported income and expenses adjusted for permanent differences between reported and taxable income. Penalties and interest assessed by income taxing authorities are included in income tax expense in the year assessed, unless such amounts relate to an uncertain tax position. The Company had no uncertain tax positions at December 31, 2025 and 2024. The Company uses the asset and liability method of accounting for income taxes, in which deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the period which includes the enactment date. The Company’s consolidated federal and state income tax returns are generally subject to examination by the Internal Revenue Service and State of Illinois for three years after they are filed. Mortgage Banking Operations The Bank’s mortgage banking operations include the origination of long-term, fixed-rate residential mortgage loans for sale in the secondary market. Upon receipt of an application for a residential real estate loan, the Bank generally locks in an interest rate with the applicable investor and, at the same time, locks in an interest rate with the customer. This practice minimizes the exposure to risk resulting from interest rate fluctuations. Upon disbursement of the loan proceeds to the customer, the loan is delivered to the applicable investor. Sales proceeds are generally received shortly thereafter. Therefore, no loans held for sale are included in the Bank’s loan portfolio at any point in time, except those loans for which the sale proceeds have not yet been received. Such loans are maintained at the CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 13

lower of cost or fair value based on the outstanding commitment from the applicable investors for such loans. Loan origination fees are recognized upon the sale of the related loans and included in the consolidated statements of income as noninterest income from mortgage banking operations. Additionally, loan administration fees, representing income earned from servicing certain loans sold in the secondary market, are calculated on the outstanding principal balances of the loans serviced and recorded as noninterest income as earned. For certain loans sold in the secondary market, the Bank retains the rights to service such loans. Accordingly, the Bank has recognized as separate assets the rights to service mortgage loans for others at the origination date of the loan. These capitalized mortgage servicing rights are included as identifiable intangible assets in the consolidated financial statements and are reviewed on a quarterly basis for impairment based on the estimated fair value of those rights. The value of mortgage servicing rights is determined based on the present value of estimated future cash flows using assumptions as to a current market discount rate, prepayment speeds, and servicing costs per loan. Mortgage servicing rights are amortized in proportion to, and over the period of, estimated net servicing income. At December 31, 2025 and 2024, the Bank had unpaid principal balances of mortgage loans serviced for others totaling $300,981,000 and $284,696,000, respectively. The mortgage servicing right asset is included in identifiable intangible assets on the balance sheet. The following summarizes the mortgage servicing rights activity using the amortization method: 2025 2024 Balance, beginning of year $ 371 $ 552 Additions 230 196 Amortization (246) (377) Balance, end of year 355 371 Fair value, end of year $ 3,300 $ 3,132 Future amortization of mortgage servicing rights existing at December 31, 2025 is expected to be $168,000 in 2026, $100,000 in 2027, $58,000 in 2028, $25,000 in 2029, and $4,000 in 2030. No valuation reserve was required on the mortgage servicing rights at December 31, 2025 and 2024. Financial Instruments For purposes of information included in note 16 regarding disclosures about financial instruments, financial instruments are defined as cash, evidence of an ownership interest in an entity, or a contract that both (a) imposes on one entity a contractual obligation to deliver cash or another financial instrument to a second entity or to exchange other financial instruments on potentially unfavorable terms with the second entity, and (b) conveys to that second entity a contractual right to receive cash or another financial instrument from the first entity or to exchange other financial instruments on potentially favorable terms with the first entity. Stock Options Compensation costs relating to share-based payment transactions are recognized in the Company’s consolidated financial statements over the period of service to which such compensation relates (generally the vesting period) and are measured based on the fair value of the equity or liability CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 14

instruments issued. The grant date values of employee share options are estimated using option-pricing models adjusted for the unique characteristics of those instruments. If an equity award is modified after the grant date, incremental compensation cost would be recognized in an amount equal to the excess of the fair value of the modified award over the fair value of the original award immediately before the modification. Treasury Stock Treasury stock is stated at cost. Cost is determined using an average cost methodology. Derivative Instruments and Hedging Activities The Company uses derivative instruments to assist in the management of interest rate sensitivity and to modify the repricing, maturity, and option characteristics of certain assets and liabilities. The only derivative instruments used by the Company are interest rate swaps. Derivative instruments are required to be measured at fair value and recognized as either assets or liabilities in the consolidated financial statements. Fair value represents the payment the Company would receive or pay if the item were sold or bought in a current transaction. Fair values are generally based on market quotes. The accounting for changes in fair value (gains or losses) of a hedged item is dependent on whether the related derivative is designated and qualifies for “hedge accounting.” The Company assigns derivatives to one of three categories at the purchase date: fair value hedge, cash flow hedge, or nondesignated derivatives. An assessment is then made of the expected and ongoing hedge effectiveness of any derivative designated as a fair value hedge or cash flow hedge. Derivatives are included in other assets and other liabilities in the consolidated balance sheets. The following is a summary of the Company’s accounting policies for derivative financial instruments and hedging activities: Fair Value Hedges For derivatives designated as fair value hedges, the fair value of the derivative instrument and related hedged item would be recognized through the related interest income or expense, as applicable, except for the ineffective portion, which would be recorded in noninterest income or expense. All changes in fair value would be measured on a monthly basis. The swap agreement would be accounted for on an accrual basis, with the net interest differential being recognized as an adjustment to interest income or interest expense of the related asset or liability. The Company had no fair value hedge instruments at December 31, 2025 and 2024. Cash Flow Hedges Derivatives designated as cash flow hedges are accounted for at fair value. The effective portion of the change in fair value is recorded as a component of other comprehensive income in stockholders’ equity. Amounts recorded in other comprehensive income are subsequently reclassified into interest income or expense when the underlying transaction affects earnings. The ineffective portion of the change in fair value is recorded in noninterest income or expense. The swap agreements are accounted for on an accrual basis, with the net interest differential being recognized as an adjustment to interest income or interest expense of the related asset or liability. There were no interest rate swaps designated as cash flow hedges at December 31, 2025. The Company classified all of its interest rate swaps at December 31, 2024 as cash flow hedges. Nondesignated Derivatives Certain economic hedges are not designated as cash flow or fair value hedges for accounting purposes. These nondesignated derivatives do not meet the criteria for hedge accounting treatment. Changes in CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 15

the fair value of these instruments would be recorded in interest income or expense at the end of each reporting period. The Company had no nondesignated derivatives at December 31, 2025 and 2024. Fair Value Measurements The Company uses fair value measurements to determine fair value disclosures. Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. In determining fair value, the Company uses various methods, including market, income, and cost approaches. Based on these approaches, the Company often utilizes certain assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and/or the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable inputs. The Company utilizes valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. Based on the observability of the inputs used in the valuation techniques, the Company is required to provide the following information according to the fair value hierarchy. Financial assets and liabilities carried or reported at fair value will be classified and disclosed in one of the following three categories: ▪ Level 1 – Valuations for assets and liabilities traded in active exchange markets, such as the New York Stock Exchange. Level 1 also includes U.S. Treasury and federal agency securities and federal agency mortgage-backed securities, which are traded by dealers or brokers in active markets. Valuations are obtained from readily available pricing sources for market transactions involving identical assets or liabilities. ▪ Level 2 – Valuations for assets and liabilities traded in less active dealer or broker markets. Valuations are obtained from third-party pricing services for identical or similar assets or liabilities. ▪ Level 3 – Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or value assigned to such assets or liabilities. While certain assets and liabilities may be recorded at the lower of cost or fair value as described above on a nonrecurring basis (e.g., impaired loans, loans held for sale, other real estate owned), the only assets or liabilities recorded at fair value on a recurring basis are the Company’s investments in available-for-sale debt securities and derivative instruments. The derivative instruments are valued using Level 1 valuation inputs. The Company’s available-for-sale debt securities are measured at fair value using Level 2 valuation inputs. For the securities valued using Level 2 inputs, the market valuation utilizes several sources which include observable inputs rather than “significant unobservable inputs” and, therefore, fall into the Level 2 category, and are based on dealer quotes, market spreads, the U.S. Treasury yield curve, trade execution data, market consensus, prepayment speeds, credit information, and the bonds’ terms and conditions at the security level. CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 16

The following tables summarize the Company’s assets and liabilities measured at fair value on a recurring basis as of December 31, 2025 and December 31, 2024 (in thousands): December 31, 2025 Quoted prices in active markets for identical assets (Level 1) Significant other observable inputs (Level 2) Significant unobservable inputs (Level 3) Total Fair Value Assets: Investments in available-for- sale debt securities: Obligations of U.S. government agencies and corporations $ — $ 12,360 $ — $ 12,360 Obligations of states and political subdivisions — 227,847 — 227,847 Mortgage-backed securities — 125,313 — 125,313 Total available-for-sale $ — $ 365,520 $ — $ 365,520 December 31, 2024 Quoted prices in active markets for identical assets (Level 1) Significant other observable inputs (Level 2) Significant unobservable inputs (Level 3) Total Fair Value Assets: Investments in available-for- sale debt securities: Obligations of U.S. government agencies and corporations $ — $ 12,168 $ — $ 12,168 Obligations of states and political subdivisions — 225,701 — 225,701 Mortgage-backed securities — 131,987 — 131,987 Total available-for-sale $ — $ 369,856 $ — $ 369,856 Derivative financial instruments $ 2 $ — $ — $ 2 Collateral dependent loans are those loans for which it is probable that the principal and interest due on the loan will not be collected according to the contractual terms. Once a loan is deemed collateral dependent, an independent appraisal is obtained. The fair value of these loans is based on the appraised fair value of the collateral less estimated costs to sell and is a nonrecurring measurement. Collateral dependent loans are classified within Level 3 of the fair value hierarchy. Management establishes a specific reserve for loans with an estimated fair value below the carrying value. Foreclosed assets held for sale acquired through loan foreclosure are initially recorded at fair value less costs to sell when acquired, establishing a new cost basis. Due to the subjective nature of establishing the fair value when the asset is acquired, the actual fair value of the other real estate owned or foreclosed asset could differ from the original estimate and are classified within Level 3 of the fair value hierarchy. CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 17

The following tables summarize the Company’s assets and liabilities measured at fair value on a nonrecurring basis as of December 31, 2025 and December 31, 2024 (in thousands): December 31, 2025 Quoted prices in active markets for identical assets (Level 1) Significant other observable inputs (Level 2) Significant unobservable inputs (Level 3) Total Fair Value Collateral-dependent loans $ — $ — $ 817 $ 817 December 31, 2024 Quoted prices in active markets for identical assets (Level 1) Significant other observable inputs (Level 2) Significant unobservable inputs (Level 3) Total Fair Value Collateral-dependent loans $ — $ — $ 3,616 $ 3,616 Foreclosed assets held for sale — — 174 174 The following table presents quantitative information about unobservable inputs used in Level 3 fair value measurements. Fair Value at 12/31/25 Valuation Technique Unobservable Inputs Range (Weighted Average) Collateral-dependent loans $ 817 Market comparable properties Marketability discount 15%-25% (18%) Fair Value at 12/31/24 Valuation Technique Unobservable Inputs Range (Weighted Average) Collateral-dependent loans $ 3,616 Market comparable properties Marketability discount 15%-25% (18%) Foreclosed assets held for sale 174 Market comparable properties Comparability adjustments (%) Not Available CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 18

The following tables present estimated fair values of the Company’s financial instruments at December 31, 2025 and 2024 (in thousands): Carrying Amount Fair Value Level 1 Level 2 Level 3 December 31, 2025 Financial assets Cash and cash equivalents $ 23,228 $ 23,228 $ 23,228 $ — $ — Interest-earning time deposits in other financial institutions 245 245 — — 245 Investments in available-for-sale debt securities 365,520 365,520 — 365,520 — Mortgage loans held for sale 883 883 — 883 — Loans net of allowance for credit losses 1,306,832 1,315,353 — — 1,315,353 Accrued interest receivable 14,033 14,033 — 14,033 — FHLB Stock 4,472 4,472 — 4,472 — Federal Reserve Bank Stock 914 914 — 914 — Financial liabilities Time deposits 555,909 555,214 — — 555,214 Short-term borrowings 36,468 36,468 — 36,468 — Accrued interest payable 4,683 4,683 — 4,683 — Federal Home Loan Bank borrowings 73,950 74,621 — — 74,621 Carrying Amount Fair Value Level 1 Level 2 Level 3 December 31, 2024 Financial assets Cash and cash equivalents $ 15,227 $ 15,227 $ 15,227 $ — $ — Interest-earning time deposits in other financial institutions 245 245 — — 245 Investments in available-for-sale debt securities 369,856 369,856 — 369,856 — Mortgage loans held for sale 188 188 — 188 — Loans net of allowance for credit losses 1,274,101 1,216,614 — — 1,216,614 Accrued interest receivable 13,787 13,787 — 13,787 — FHLB Stock 4,885 4,885 — 4,885 — Federal Reserve Bank Stock 914 914 — 914 — Financial liabilities Deposits 1,442,594 1,442,018 — — 1,442,018 Short-term borrowings 42,352 42,352 — 42,352 — Accrued interest payable 6,897 6,897 — 6,897 — Federal Home Loan Bank borrowings 105,288 105,275 — — 105,275 Notes payable 357 351 — — 351 CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 19

Adoption of New Accounting Standards On January 1, 2025, the Company adopted Accounting Standards Update ("ASU") 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures. ASU 2023-09 expands income tax disclosure requirements. The amendments require annual disclosure of certain information relating to the rate reconciliation, income taxes paid by jurisdiction, income from continuing operations before income tax expense (benefit) disaggregated between domestic and foreign, income tax expense (benefit) from continuing operations disaggregated by federal (national), state, and foreign. The amendments also eliminate certain requirements relating to unrecognized tax benefits and certain deferred tax disclosure relating to subsidiaries and corporate joint ventures. ASU 2023-09 was applied on a prospective basis. This standard did not have a material impact on the Company’s consolidated results of operations or financial position. In November 2024, the FASB issued ASU 2024-03, Income Statement - Reporting Comprehensive Income - Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. ASU 2024-03 provides more decision-useful information about a public entity's expenses by requiring additional detail on expenses reported in income statements. Under the ASU, public business entities will provide detailed disclosure in interim and annual periods of specified categories underlying certain expense captions. The ASU requires public business entities to apply the amendments prospectively, with an option to use retrospective application. The amendments in this update are effective for years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027. Early adoption is permitted. This standard is not expected to have a material impact on the Company's consolidated results of operations or financial position. In November 2025, the FASB issued ASU 2025-08, Financial Instruments - Credit Losses (Topic 326): Purchased Loans. ASU 2025-08 expands the population of acquired financial assets subject to the gross-up approach in Topic 326. Loans (excluding credit cards) acquired without credit deterioration and deemed "seasoned" are purchased seasoned loans and accounted for using the gross-up approach at acquisition. All non-PCD loans (excluding credit cards) that are acquired in a business combination are deemed seasoned. Other non-PCD loans (excluding credit cards) are seasoned if they were purchased at least 90 days after origination and the acquirer was not involved in the origination of the loans. The amendments in this update are effective for years beginning after December 15, 2026, and interim periods within those annual reporting periods. Early adoption is permitted. This standard is not expected to have a material impact on the Company's consolidated results of operations or financial position. Reclassifications Certain prior period amounts have been reclassified to conform to the current period presentation without any impact on the reported amounts of net income or stockholders’ equity. Subsequent Events In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date the financial statements were available to be issued. Subsequent events have been evaluated through February 25, 2026, which is the date the consolidated financial statements were available to be issued. On October 20, 2025, CNB and HBT Financial, Inc. ("HBT"), jointly announced the signing of a merger agreement pursuant to which HBT will acquire CNB. Under the terms of the merger agreement, total consideration consists of approximately 5.5 million shares of HBT's common stock and $33.8 million in cash. CNB shareholders may elect to receive either (i) 1.0434 shares of HBT's common stock for each share of CNB's common stock, or (ii) $27.73 per share in cash, or (iii) a combination of cash and stock consideration, subject to adjustment and to the election and proration provisions in the merger agreement. Upon closing the transaction, shareholders of CNB are expected to hold approximately 15% of HBT Financial's outstanding common stock. The transaction is expected to be consummated on or around February 27, 2026, subject to customary closing conditions. CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 20

NOTE 2 – INVESTMENTS IN DEBT SECURITIES The amortized cost, gross unrealized gains and losses, and estimated fair value of debt securities classified as available-for-sale at December 31, 2025 and 2024 (in thousands) are as follows: December 31, 2025 Amortized Cost Gross Unrealized Gains Gross Unrealized Losses Estimated Fair Value Obligation of U.S. government agencies and corporations $ 12,713 $ 40 $ (393) $ 12,360 Obligations of states and political subdivisions 250,598 91 (22,842) 227,847 Mortgage-backed securities 139,850 208 (14,745) 125,313 $ 403,161 $ 339 $ (37,980) $ 365,520 2024 Amortized Cost Gross Unrealized Gains Gross Unrealized Losses Estimated Fair Value Obligation of U.S. government agencies and corporations $ 13,010 $ — $ (842) $ 12,168 Obligations of states and political subdivisions 255,497 86 (29,882) 225,701 Mortgage-backed securities 153,604 1 (21,618) 131,987 $ 422,111 $ 87 $ (52,342) $ 369,856 The amortized cost and estimated fair value of debt securities classified as available-for-sale (in thousands) at December 31, 2025, by contractual maturity, are shown below. Expected maturities may differ from contractual maturities because certain issuers have the right to call or prepay obligations with or without prepayment penalties. Amortized Cost Estimated Fair Value Due one year or less $ 8,296 $ 8,237 Due one year through five years 42,202 41,007 Due five years through ten years 115,198 104,724 Due after ten years 97,615 86,239 Mortgage-backed securities 139,850 125,313 $ 403,161 $ 365,520 CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 21

CNB BANK SHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Provided below is a summary of securities which were in an unrealized loss position (in thousands) at December 31, 2025 and 2024:

	Less than 12 months		12 months or more		Total	
December 31, 2025	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses
Obligation of U.S. government agencies and corporations	$ —	$ —	$ 9,688	$ (393)	$ 9,688	$ (393)
Obligations of states and political subdivisions	3,912	(22)	199,841	(22,820)	203,753	(22,842)
Mortgage-backed securities	1,735	(5)	108,878	(14,740)	110,613	(14,745)
	$ 5,647	$ (27)	$ 318,407	$ (37,953)	$ 324,054	$ (37,980)

	Less than 12 months		12 months or more		Total	
2024	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses	Estimated fair value	Unrealized losses
Obligation of U.S. government agencies and corporations	$ 2,530	$ (59)	$ 9,638	$ (783)	$ 12,168	$ (842)
Obligations of states and political subdivisions	6,708	(102)	199,211	(29,780)	205,919	(29,882)
Mortgage-backed securities	2,431	(18)	117,427	(21,600)	119,858	(21,618)
	$ 11,669	$ (179)	$ 326,276	$ (52,163)	$ 337,945	$ (52,342)

The obligations of U.S. government agencies and corporations and mortgage-backed securities with unrealized losses are primarily issued from and guaranteed by the Federal Home Loan Bank, Federal National Mortgage Association, or Federal Home Loan Mortgage Corporation. Obligations of states and political subdivisions in an unrealized loss position are primarily comprised of bonds with adequate credit ratings, underlying collateral, and/or cash flow projections. The unrealized losses associated with these securities are not believed to be attributed to credit quality but rather to changes in interest rates and temporary market movements. In addition, the Company does not intend to sell the securities with unrealized losses, and it is not more likely than not that the Company will be required to sell them before recovery of their amortized cost bases, which may be at maturity.

During the year ended December 31, 2025, there were no sales of available-for-sale securities. During the year ended December 31, 2024, gross gains of $24,000 and gross losses of $489,000 resulting from sales of $3,244,000 of available-for-sale securities.

22

The carrying value of debt securities pledged to secure public funds, securities sold under repurchase agreements, certain short- and long-term borrowings, and for other purposes amounted to approximately $201,550,000 and $188,600,000 at December 31, 2025 and 2024, respectively. The Bank has also pledged letters of credit from the Federal Home Loan Bank of Chicago totaling $92,145,000 and $92,145,000 as additional collateral to secure public funds at December 31, 2025 and 2024, respectively. Accrued interest receivable on available-for sale securities totaled $2,176,000 and $2,227,000 at December 31, 2025 and 2024, respectively, and is excluded from the estimate of credit losses. NOTE 3 – LOANS The composition of the loan portfolio at December 31, 2025 and 2024 (in thousands) is as follows: December 31, 2025 December 31, 2024 Commercial: Real estate $ 492,282 $ 484,276 Agricultural production 119,503 114,053 Other 142,183 157,262 Real estate: Construction 155,178 147,036 Residential 163,822 152,613 Farmland 232,442 214,174 Consumer 18,310 20,830 $ 1,323,720 $ 1,290,244 Less deferred fees (1,719) (1,842) $ 1,322,001 $ 1,288,402 The Bank grants commercial, industrial, residential, agricultural, and consumer loans throughout south- central Illinois, suburban southwestern Chicago, and the St. Louis, Missouri metropolitan area. With the exception of agricultural credits, the Bank does not have any particular concentration of credit in any one economic sector; however, a substantial portion of the portfolio is concentrated in and secured by real estate in the Bank’s market areas. The ability of the Bank’s borrowers to honor their contractual obligations is dependent upon the local economies and their effect on the real estate market. Included in consumer loans are overdrafts of $390,000 and $1,078,000 at December 31, 2025 and 2024, respectively. The following describe the risk characteristics relevant to each of the portfolio segments: Commercial real estate loans are secured by various commercial property types including office and industrial buildings, warehouses, small retail shopping centers, and various special purpose properties, such as hotels, restaurants, and nursing homes, majority of which are owner-occupied and in the Bank’s market areas. Strict underwriting standards are in place that include, but are not limited to, independent appraisals, cash flow analyses, creditworthiness, experience, and management. For owner-occupied properties, the primary source of cash flow is from the ongoing operations and activities conducted by the party that owns the property. Nonowner-occupied properties are those loans where the primary source of repayment is derived from rental income CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 23

associated with the property or the proceeds of the sale, refinancing, or permanent financing of the property. Agricultural loans (i.e., those loans which fund crop production, livestock production, and capital purchases) are structured to coincide with the purpose or seasonality. Collateral support, determined repayment ability, and creditworthiness are all considered in the loan approval process. Commercial business loans vary in type and may be secured or unsecured. They are typically originated with the purpose of financing equipment acquisitions, expansion, working capital, and other general business purposes, such as issuing letters of credit. The Company’s commercial business loan portfolio is comprised of loans for a variety of purposes and generally is secured by equipment, machinery, and other business assets. Commercial credit decisions are based upon a complete credit review of the borrower. A determination is made as to the borrower’s ability to repay in accordance with the proposed loan terms, as well as an overall assessment of the credit risks involved. Personal guarantees of borrowers are generally required. In evaluating a commercial business loan, the Bank considers debt service capabilities, actual and projected cash flows, and the borrower’s inherent industry risks. Construction loans generally involve a greater degree of risk than the Bank’s other real estate lending. As with the Bank’s other loan types, the underwriting standards require proper loan- to-value coverage and determination of the borrower’s ability to service the debt. Prior to approval of the construction loan, the Bank determines that the borrower has the approval, capacity, and wherewithal to handle the permanent financing. Residential real estate loans are predominantly collateralized by properties located in the Bank’s market areas. The Bank adheres to strict underwriting standards that have been reviewed by the Board of Directors and the banking regulators. The underwriting standards include, but are not limited to, repayment capacity, creditworthiness, proper loan-to-value coverage, and proper lien positions supported by title policies. Farmland loans are not unique to the Bank’s market areas. The underwriting criteria is much the same as for other loans (i.e., loan-to-value coverage, repayment ability, and creditworthiness are paramount). Farm real estate loans may be structured to coincide with the seasonal nature of agriculture. In determining the loan-to-value coverage, the Bank utilizes appraisers that are familiar with agricultural real estate values. Consumer loans are underwritten in a manner that verifies the borrower’s capacity to pay, creditworthiness, and proper valuation of the collateral. The structure of the loan is dependent on the purpose and collateral being pledged as security. At December 31, 2025 and 2024, the Bank had loans outstanding to the agricultural sector of $351,945,000 and $328,227,000, respectively, comprising 26.6% and 25.4% of the Bank’s total loan portfolio. The Bank’s agricultural credits are concentrated in the south-central Illinois area and are generally fully secured with either growing crops, farmland, livestock, and/or machinery and equipment. Such loans are subject to the overall national effects of the agricultural economy, as well as the local effects relating to their south-central Illinois location. At December 31, 2025 and 2024, the Bank had loans secured by commercial real estate totaling $492,282,000 and $484,276,000, respectively, comprising 37.2% and 37.5% of the Bank’s total loan portfolio. These loans are well- secured by various commercial properties including owner-occupied commercial real estate, multi- CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 24

family housing, hotels, restaurants, and industrial buildings concentrated in our urban markets of suburban Chicago and the metro St. Louis area. The aggregate amount of loans to executive officers and directors and loans made for the benefit of executive officers and directors was $7,690,000 and $6,558,000 at December 31, 2025 and 2024, respectively. Such loans were made in the normal course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and did not involve more than the normal risk of collectibility. A summary of activity for loans to executive officers and directors for the years ended December 31, 2025 and 2024 (in thousands) is as follows: 2025 2024 Beginning balance $ 6,558 $ 5,778 New loans made 7,432 8,667 Payments received (6,300) (7,887) Ending balance $ 7,690 $ 6,558 CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 25

The following is an analysis of the allowance for credit losses by loan type for the years ended December 31, 2025 and 2024 (in thousands): Year Ended December 31, 2025 Balance at 12/31/2024 Charge-offs Recoveries Provision Balance at 12/31/2025 Allowance for credit losses: Commercial: Real estate $ 6,168 $ (1,186) $ 1,297 $ (38) $ 6,241 Agricultural production 1,029 (406) 16 319 958 Other 2,015 — 102 (416) 1,701 Real estate: Construction 1,186 — 1 347 1,534 Residential 1,487 (251) 223 602 2,061 Farmland 2,204 (176) 29 413 2,470 Consumer 212 (52) 27 17 204 Total $ 14,301 $ (2,071) $ 1,695 $ 1,244 $ 15,169 Year Ended December 31, 2024 Balance at 12/31/2023 Charge-offs Recoveries Provision Balance at 12/31/2024 Allowance for credit losses: Commercial: Real estate $ 5,525 $ (723) $ 3 $ 1,363 $ 6,168 Agricultural production 815 (26) 38 202 1,029 Other 1,717 (96) 30 364 2,015 Real estate: Construction 1,019 — — 167 1,186 Residential 1,371 (9) 52 73 1,487 Farmland 2,855 (346) — (305) 2,204 Consumer 289 (201) 45 79 212 Total $ 13,591 $ (1,401) $ 168 $ 1,943 $ 14,301 Accrued interest receivable on loans totaled $11,857,000 and $11,560,000 at December 31, 2025 and 2024, respectively. It was reported in accrued interest receivable on the consolidated balance sheet and is excluded from the estimate of credit losses. CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 26

CNB BANK SHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

The following is a summary of past-due loans by type and by number of days delinquent at December 31, 2025 and 2024 (in thousands):

	December 31, 2025						
	30-59 days past due	60-89 days past due	Greater than 90 days	Total past due	Current	Total loans	Recorded investment > 90 days past due and accruing
Commercial:							
Real estate	$ 130	$ 306	$ 299	$ 735	$ 490,401	$ 491,136	$ —
Agricultural production	149	—	—	149	119,354	119,503	—
Other	131	249	61	441	141,584	142,025	—
Real estate:							
Construction	—	13	—	13	154,780	154,793	—
Residential	677	123	539	1,339	162,452	163,791	—
Farmland	809	—	—	809	231,633	232,442	—
Consumer	45	8	16	69	18,242	18,311	—
	$ 1,941	$ 699	$ 915	$ 3,555	$ 1,318,446	$ 1,322,001	$ —

	December 31, 2024						
	30-59 days past due	60-89 days past due	Greater than 90 days	Total past due	Current	Total loans	Recorded investment > 90 days past due and accruing
Commercial:							
Real estate	$ 417	$ 388	$ 5,887	$ 6,691	$ 475,898	$ 482,588	$ —
Agricultural production	31	—	27	58	113,995	114,053	—
Other	233	131	182	547	156,560	157,107	—
Real estate:							
Construction	—	—	—	—	147,036	147,036	—
Residential	977	447	318	1,743	150,870	152,613	—
Farmland	1,329	—	539	1,866	212,308	214,174	—
Consumer	61	58	4	124	20,706	20,830	—
	$ 3,048	$ 1,024	$ 6,957	$ 11,029	$ 1,277,373	$ 1,288,402	$ —

27

The following is a summary of loans on nonaccrual status by type at December 31, 2025 and 2024 (in thousands). No income was recognized on nonaccrual loans during the years ended December 31, 2025 and 2024. December 31, 2025 December 31, 2024 Nonaccrual with no Allowance for Credit Loss Total Nonaccrual Nonaccrual with no Allowance for Credit Loss Total Nonaccrual Commercial: Real estate $ 299 $ 1,412 $ 4,003 $ 8,646 Agricultural production — 3 — 27 Other 61 812 495 809 Real estate: Construction — 13 3 3 Residential 539 1,227 586 607 Farmland — 953 2,040 2,227 Consumer 16 60 68 72 $ 915 $ 4,480 $ 7,195 $ 12,391 The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt, such as current financial information, historical payment experience, collateral support, credit documentation, public information, current economic trends and other factors. The Bank analyzes loans individually on a continuous basis by classifying the loans based on credit risk. The Bank uses the following definitions for risk ratings: ▪ Watch – Loans classified as watch have potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the Bank’s credit position at some future date. ▪ Substandard – Loans classified as substandard are inadequately protected by the current worth and paying capacity of the borrower or of the collateral pledged, if any. Loans so classified have a well- defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the Bank will sustain some loss if the deficiencies are not resolved. ▪ Doubtful – Loans classified as doubtful have all the weaknesses inherent in those classified as substandard with the added characteristic that the weaknesses make full collection or liquidation on the basis of currently existing factors, conditions, and values highly questionable and improbable. Loans not meeting the criteria above that are analyzed individually as part of the above-described process are considered pass-rated loans. The following table presents the credit risk profile of the Bank’s loan portfolio based on rating category as of December 31, 2025 and 2024 (in thousands): CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 28

CNB BANK SHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

December 31, 2025	Term Loans by Origination Year							
	2025	2024	2023	2022	2021	Prior	Revolving	Total
Commercial real estate								
Pass	$ 91,334	$ 67,036	$ 95,619	$ 106,189	$ 61,462	$ 60,909	$ 3,323	$ 485,872
Watch	86	—	182	1,696	—	43	—	2,007
Substandard	516	1,096	40	522	632	451	—	3,257
	$ 91,936	$ 68,132	$ 95,841	$ 108,407	$ 62,094	$ 61,403	$ 3,323	$ 491,136
Current period gross charge-offs	$ —	$ —	$ 488	$ 698	$ —	$ —	$ —	$ 1,186
Agricultural production								
Pass	$ 10,651	$ 3,741	$ 1,530	$ 2,390	$ 2,004	$ 1,008	$ 97,192	$ 118,516
Watch	686	—	104	—	—	—	—	790
Substandard	104	74	10	—	9	—	—	197
	$ 11,441	$ 3,815	$ 1,644	$ 2,390	$ 2,013	$ 1,008	$ 97,192	$ 119,503
Current period gross charge-offs	$ —	$ 404	$ —	$ —	$ —	$ —	$ 2	$ 406
Commercial other								
Pass	$ 35,811	$ 15,669	$ 14,256	$ 17,261	$ 4,963	$ 6,162	$ 46,599	$ 140,721
Watch	40	—	—	—	107	—	—	147
Substandard	614	231	14	244	48	6	—	1,157
	$ 36,465	$ 15,900	$ 14,270	$ 17,505	$ 5,118	$ 6,168	$ 46,599	$ 142,025
Current period gross charge-offs	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Real estate construction								
Pass	$ 122,939	$ 26,960	$ 556	$ 1,227	$ 430	$ 1,584	$ 1,084	$ 154,780
Watch	—	—	—	—	—	—	—	—
Substandard	13	—	—	—	—	—	—	13
	$ 122,952	$ 26,960	$ 556	$ 1,227	$ 430	$ 1,584	$ 1,084	$ 154,793
Current period gross charge-offs	$ —	$ —	$ —	$ —	$ —	$ —	$ —	$ —
Residential real estate								
Pass	$ 37,748	$ 18,668	$ 25,584	$ 28,091	$ 9,363	$ 24,446	$ 18,479	$ 162,379
Watch	—	—	—	—	—	45	—	45
Substandard	290	90	—	38	317	632	—	1,367
	$ 38,038	$ 18,758	$ 25,584	$ 28,129	$ 9,680	$ 25,123	$ 18,479	$ 163,791
Current period gross charge-offs	$ —	$ 5	$ —	$ —	$ —	$ 246	$ —	$ 251
Farmland								
Pass	$ 63,299	$ 34,129	$ 22,566	$ 22,308	$ 23,421	$ 60,810	$ 2,723	$ 229,256
Watch	175	—	—	—	—	806	—	981
Substandard	—	951	1,232	—	—	22	—	2,205
	$ 63,474	$ 35,080	$ 23,798	$ 22,308	$ 23,421	$ 61,638	$ 2,723	$ 232,442
Current period gross charge-offs	$ —	$ —	$ —	$ —	$ —	$ 176	$ —	$ 176
Consumer								
Pass	$ 7,996	$ 5,055	$ 2,871	$ 1,148	$ 263	$ 703	$ 180	$ 18,216
Watch	—	—	—	—	—	—	—	—
Substandard	—	33	9	—	19	34	—	95
	$ 7,996	$ 5,088	$ 2,880	$ 1,148	$ 282	$ 737	$ 180	$ 18,311
Current period gross charge-offs	$ 2	$ 19	$ 8	$ 3	$ —	$ 20	$ —	$ 52
Total								
Pass	$ 369,778	$ 171,258	$ 162,982	$ 178,614	$ 101,906	$ 155,622	$ 169,580	$ 1,309,740
Watch	987	—	286	1,696	107	894	—	3,970
Substandard	1,537	2,475	1,305	804	1,025	1,145	—	8,291
	$ 372,302	$ 173,733	$ 164,573	$ 181,114	$ 103,038	$ 157,661	$ 169,580	$ 1,322,001
Current period gross charge-offs	$ 2	$ 428	$ 496	$ 701	$ —	$ 442	$ 2	$ 2,071

29

CNB BANK SHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

	Term Loans by Origination Year						
December 31, 2024	2024	2023	2022	2021	Prior	Revolving	Total
Commercial real estate							
Pass	$ 61,492	$ 83,973	$ 116,459	$ 85,970	$ 118,903	$ 3,238	$ 470,035
Watch	—	—	1,737	187	503	—	2,427
Substandard	54	44	809	315	5,046	3,861	10,129
	$ 61,546	$ 84,017	$ 119,005	$ 86,472	$ 124,452	$ 7,099	$ 482,591
Current period gross charge-offs	$ —	$ —	$ —	$ —	$ 635	$ —	$ 635
Agricultural production							
Pass	$ 9,309	$ 2,597	$ 4,189	$ 3,759	$ 3,206	$ 88,963	$ 112,023
Watch	20	231	—	6	15	1,468	1,740
Substandard	185	—	—	—	—	105	290
	$ 9,514	$ 2,828	$ 4,189	$ 3,765	$ 3,221	$ 90,536	$ 114,053
Current period gross charge-offs	$ —	$ —	$ —	$ 26	$ —	$ —	$ 26
Commercial other							
Pass	$ 29,033	$ 23,987	$ 24,338	$ 8,102	$ 13,409	$ 55,493	$ 154,362
Watch	45	95	—	927	412	—	1,479
Substandard	191	146	361	84	157	325	1,264
	$ 29,269	$ 24,228	$ 24,699	$ 9,113	$ 13,978	$ 55,818	$ 157,105
Current period gross charge-offs	$ —	$ 8	$ —	$ —	$ 88	$ —	$ 96
Real estate construction							
Pass	$ 82,966	$ 49,290	$ 8,417	$ 2,721	$ 1,593	$ 2,046	$ 147,033
Watch	—	—	—	—	—	—	—
Substandard	—	—	—	—	3	—	3
	$ 82,966	$ 49,290	$ 8,417	$ 2,721	$ 1,596	$ 2,046	$ 147,036
Current period gross charge-offs	$ —	$ 66	$ 22	$ —	$ —	$ —	$ 88
Residential real estate							
Pass	$ 27,883	$ 28,857	$ 31,385	$ 11,612	$ 33,652	$ 17,802	$ 151,191
Watch	—	—	—	—	319	—	319
Substandard	—	—	83	—	882	138	1,103
	$ 27,883	$ 28,857	$ 31,468	$ 11,612	$ 34,853	$ 17,940	$ 152,613
Current period gross charge-offs	$ —	$ —	$ —	$ 9	$ —	$ —	$ 9
Farmland							
Pass	$ 28,239	$ 24,671	$ 27,911	$ 24,078	$ 97,479	$ 3,495	$ 205,873
Watch	200	—	—	1,809	2,733	210	4,952
Substandard	1,657	—	—	—	1,692	—	3,349
	$ 30,096	$ 24,671	$ 27,911	$ 25,887	$ 101,904	$ 3,705	$ 214,174
Current period gross charge-offs	$ —	$ —	$ —	$ —	$ 346	$ —	$ 346
Consumer							
Pass	$ 8,625	$ 5,476	$ 2,546	$ 1,009	$ 2,323	$ 711	$ 20,690
Watch	—	—	—	—	—	—	—
Substandard	4	—	1	18	117	—	140
	$ 8,629	$ 5,476	$ 2,547	$ 1,027	$ 2,440	$ 711	$ 20,830
Current period gross charge-offs	$ 8	$ 7	$ 177	$ 3	$ 3	$ 3	$ 201
Total							
Pass	$ 247,547	$ 218,851	$ 215,245	$ 137,251	$ 270,565	$ 171,748	$ 1,261,207
Watch	265	326	1,737	2,929	3,982	1,678	10,917
Substandard	2,091	190	1,254	417	7,897	4,429	16,278
	$ 249,903	$ 219,367	$ 218,236	$ 140,597	$ 282,444	$ 177,855	$ 1,288,402
Current period gross charge-offs	$ 8	$ 81	$ 199	$ 38	$ 1,072	$ 3	$ 1,401

30

The Bank seeks to assist customers that are experiencing financial difficulty by renegotiating loans within lending regulations and guidelines. A loan modification is considered a restructured loan when a concession has been granted to a borrower experiencing financial difficulties. The Bank’s modifications generally include interest rate adjustments and amortization and maturity date extensions. These modifications allow the borrowers short-term cash relief to allow them to improve their financial condition. The Bank’s restructured loans are considered impaired and are individually evaluated for impairment as part of the allowance for credit losses as described above. There were no loan modifications to borrower experiencing financial difficulty during the year ended December 31, 2025. The following table presents the amortized cost basis (dollars in thousands) of loans at December 31, 2024 that were both experiencing financial difficulty and modified during the year ended December 31, 2024, by segment and type of modification. The percentage of amortized cost basis of loans that were modified to borrowers in financial distress as compared to the amortized cost basis of each segment of loans is also presented below. December 31, 2024 Principal Forgiveness Payment Delay Term Extension Interest Rate Reduction Combination Term Extension/ Principal Forgiveness Combination Term Extension/ Interest Rate Reduction Percentage of Loans Commercial: Real estate $ — $ 949 $ — $ — $ — $ — 0.20 % Other — — — — — 143 0.09 $ — $ 949 $ — $ — $ — $ 143 0.08 % No modified loans to borrowers experiencing financial difficulty defaulted within 12 months of their restructuring in years ended December 31, 2025 and 2024. The Bank had no commitments to extend additional credit on any restructured loans at December 31, 2025 and 2024. CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 31

A loan is considered to be collateral dependent when the borrower is experiencing financial difficulty and the repayment is expected to be provided substantially through the operation or sale of collateral. The following table presents the amortized cost basis of collateral-dependent loans by class of loans as of December 31, 2025 and 2024: December 31, 2025 Real Estate Business Assets Other Total Commercial: Real estate $ 566 $ — $ — $ 566 Agricultural production — — — — Other — 188 — 188 Real estate: Construction — — — — Residential 945 — — 945 Farmland — — — — Consumer — — 16 16 $ 1,511 $ 188 $ 16 $ 1,715 December 31, 2024 Real Estate Business Assets Other Total Commercial: Real estate $ 4,643 $ — $ — $ 4,643 Agricultural production — 27 — 27 Other — 314 — 314 Real estate: Construction — — — — Residential 21 — — 21 Farmland 187 — — 187 Consumer — — 4 4 $ 4,851 $ 341 $ 4 $ 5,196 CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 32

NOTE 4 – BANK PREMISES AND EQUIPMENT A summary of Bank premises and equipment at December 31, 2025 and 2024 (in thousands) is as follows: 2025 2024 Land $ 3,052 $ 3,052 Buildings and improvements 21,015 21,152 Furniture, fixtures, and equipment 13,557 13,634 37,624 37,838 Less accumulated depreciation 20,930 20,398 16,694 17,440 Amounts charged to occupancy and equipment expense for depreciation and amortization aggregated $1,327,000 and $1,238,000 for the years ended December 31, 2025 and 2024, respectively. NOTE 5 – DEPOSITS A summary of interest-bearing deposits at December 31, 2025 and 2024 (in thousands) is as follows: 2025 2024 Interest-bearing transaction accounts $ 397,932 $ 373,119 Savings 268,807 270,633 Time deposits 555,909 519,366 $ 1,222,648 $ 1,163,118 Interest expense on deposits for the years ended December 31, 2025 and 2024 (in thousands) is summarized as follows: Year Ended December 31, 2025 2024 Interest-bearing transaction accounts $ 5,705 $ 5,108 Savings 3,306 3,309 Time deposits 20,895 21,453 $ 29,906 $ 29,870 Time deposits meeting or exceeding the FDIC insurance limit of $250,000 totaled $187,324,000 and $196,988,000 at December 31, 2025 and 2024, respectively. Deposits of executive officers, directors, and their related interests as of December 31, 2025 and 2024 totaled $9,333,000 and $3,217,000, respectively. CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 33

The following are the maturities of time deposits for each of the next five and in the aggregate at December 31, 2025: Year ending December 31: 2026 $ 538,285 2027 13,411 2028 1,708 2029 1,495 2030 1,010 555,909 NOTE 6 – SHORT-TERM BORROWINGS Short-term borrowings consisted of federal funds purchased and securities sold under repurchase agreements. As of December 31, 2025, there were no federal funds purchased, and as of December 31, 2024 federal funds purchased totaled $2,250,000. As of December 31, 2025 and 2024, securities sold under repurchase agreements totaled $36,468,000 and $40,102,000, respectively, and were collateralized by debt securities consisting of $55,603,000 and $40,210,000, respectively. The Bank also occasionally borrows funds purchased on an overnight basis from unaffiliated financial institutions (including the Federal Home Loan Bank of Chicago) to meet short-term liquidity needs. The average balances, weighted average interest rates paid, and maximum month-end amounts outstanding for the years ended December 31, 2025 and 2024, and the average rates at each year-end for funds purchased and securities sold under repurchase agreements, are as follows (dollars in thousands): 2025 2024 Average balance $ 40,137 $ 39,079 Maximum amount outstanding at any month-end 54,770 47,628 Weighted average interest rate paid during the year 3.09% 3.48 % Average rate at end of year 2.79% 3.32 % CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 34

NOTE 7 – FEDERAL HOME LOAN BANK BORROWINGS At December 31, 2025, the Bank had fixed-rate advances outstanding with the Federal Home Loan Bank of Chicago maturing as follows (dollars in thousands): Amount Weighted average rate Due in 2026 $ 26,250 4.50 % Due in 2027 22,000 4.06 % Due in 2028 10,000 4.09 % Due in 2029 15,700 4.34% 73,950 4.28 % At December 31, 2024, total outstanding advances totaled $105,288,000 and had interest rates ranging from 1.85% to 5.17%. Under agreements with the Federal Home Loan Bank of Chicago, advances are secured by pledging qualifying collateral of the Bank (such as one-to-four family closed-end, first-lien mortgages, commercial real estate loans, multifamily real estate loans, farmland loans, and Federal Home Loan Bank of Chicago stock). Qualifying loans pledged to the Federal Home Loan Bank of Chicago total $358,971,000. NOTE 8 – NOTES PAYABLE Following is a summary of the Company’s notes payable at December 31, 2025 and 2024 (in thousands): 2025 2024 Line of credit note payable $ — $ — Term notes payable — 357 — 357 The term-note payable matured on May 31, 2025, required quarterly principal and interest payments, and had a floating interest rate of 2.12% over the 3 month USD-SOFR CME Term. The revolving line of credit note payable had a maximum availability of $2,000,000, matured on March 28, 2025, and required quarterly interest payments at a variable rate of interest. The notes payable were secured by the common stock of the Bank and included certain restrictions that, among other things, specify minimum levels for earnings, capital, and the reserve for loan losses in addition to maximum levels for nonperforming loans. CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 35

NOTE 9 – CAPITAL STOCK Castle Creek Transaction On June 4, 2018, Castle Creek Capital Partners VI, LP (Castle Creek) purchased 525,459 shares of common stock and 9,745 shares of nonvoting Series A preferred stock for $10,436,557 ($19.86 per common share) and $19,352,310, respectively, from the Company. The Series A preferred stock has a par value of $0.01 per share and each share of preferred stock is convertible into 100 shares of common stock or nonvoting common stock. The purchase agreement restricts Castle Creek from purchasing more than 33.3% of the Company’s total equity, and Castle Creek’s ownership of voting common stock shall not exceed 9.9% of the total issued and outstanding voting common stock. Additionally, the purchase agreement provides subscription rights to Castle Creek granting it the opportunity to acquire from the Company additional Company securities to maintain its proportionate interest in the Company in the event of any offer or sale of any equity in the Company. NOTE 10 – STOCK-BASED COMPENSATION In previous years, the Company’s shareholders approved various stock option plans under which options to purchase up to 1,700,000 shares of Company stock were authorized for grants to directors, officers, and employees of the Company and Bank. At the Annual Meeting of Stockholders held on May 14, 2024, the stockholders approved the 2024 Equity Incentive Plan (“2024 Equity Plan”). The 2024 Equity Plan was implemented to succeed previously approved equity plans, and a maximum of 1,266,552 shares are authorized. Stock Options Options to purchase Company common stock were granted at the award value that is based on fair value of a share of common stock on the grant date. Options granted to the officers and directors of the Company and Bank vest 20% each year and expire in ten years. A summary of the activity of nonvested options for the years ended December 31, 2025 and 2024 is as follows: Number of Options Weighted Average Grant Date Fair Value Nonvested at December 31, 2023 38,822 0.33 Vested (17,343) 0.42 Forfeited (528) — Converted to restricted stock units (19,586) 0.26 Nonvested at December 31, 2024 1,365 0.29 Vested (758) 0.29 Nonvested at December 31, 2025 607 0.29 CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 36

CNB BANK SHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

Following is a summary of stock option activity for the years ended December 31, 2025 and 2024:

	Number of Options	Weighted average strike price	Remaining contractual term (years)	Aggregate intrinsic value per option
Outstanding at December 31, 2023	264,815	$ 18.84		
Exercised	(49,845)	15.13		
Forfeited	(8,350)	27.98		
Converted to restricted stock units	(70,150)	25.40		
Outstanding at December 31, 2024	136,470	$ 16.27	1.83	$ 3.55
Exercisable at December 31, 2024	135,105	$ 16.15	1.78	$ 3.03
Outstanding at December 31, 2024	136,470	$ 16.27		
Exercised	(77,535)	15.49		
Forfeited	(3,545)	18.48		
Outstanding at December 31, 2025	55,390	$ 17.22	—	$ 10.22
Exercisable at December 31, 2025	54,783	$ 17.09	—	$ 10.35

The fair value of options vested during 2025 and 2024 was not significant. At December 31, 2025, there was no unrecognized compensation expense related to nonvested stock options. No options were granted during 2025 or 2024.

Cash received from options exercised for the years ended December 31, 2025 and 2024 totaled $416,000 and $153,000, respectively.

During 2024, the Company offered eligible officers the opportunity to exchange outstanding and underwater options for fewer restricted stock units ("RSUs") at a ratio of four options to one RSU. This represents a Type 1 (probable to probable) modification of the awards under the definition of ASC Topic 718. Effective October 1, 2024, 70,150 options were converted into 17,545 RSUs. The incremental cost associated with this modification was $29,000 which was recognized during 2024. The exchanging of options did not impact the vesting schedule.

Restricted Stock Units

RSU awards generally vest cumulatively over three years upon the attainment of certain Company performance goals. During 2025, the Company granted 14,198 RSU awards at a weighted average grant date fair value per share of $22.04. During 2024, the Company granted 90,000 RSU awards at a grant date fair value per share of $17.55. On December 2, 2025, the Company's Board of Directors approved the immediate vesting of all 90,477 then unvested RSU awards. Total compensation expense for RSU awards was $2,498,000 during the year ended December 31, 2025. There was no compensation expense for RSU awards recognized during the year ended December 31, 2024.

37

Stock Appreciation Rights No new stock appreciation rights were granted during 2025 or 2024. A liability for the appreciation in stock appreciation rights is recorded on each vesting date and, once fully vested, for any further appreciation in the Company’s common stock until the stock appreciation right is exercised. Effective October 1, 2024, all outstanding stock appreciation rights were repriced to the current fair market value price of $18.25 per share, with all other terms remaining the same. Total expense related to the stock appreciation rights liability was $324,000 and $57,000 in 2025 and 2024, respectively. Each stock appreciation right must be exercised within ten years of the grant date. At December 31, 2025 and 2024, a liability of $212,000 and $70,000, respectively, is included in other liabilities in the consolidated balance sheet for the vested balance of these stock appreciation rights. Rights exercised in 2025 totaled 45,714 and those forfeited totaled 5,624 while rights exercised in 2024 totaled 5,305 and those forfeited totaled 18,826. Total stock appreciation rights outstanding at December 31, 2025 and 2024 totaled 99,120 and 151,576, respectively. NOTE 11 – INCOME TAXES The components of income tax expense for the years ended December 31, 2025 and 2024 are as follows (in thousands): 2025 2024 Current: Federal $ 4,201 $ 3,181 State 2,523 1,582 Deferred (371) (605) 6,353 4,158 The Company had no income from foreign sources and therefore had no foreign income tax expense. Income tax expense differs from the U.S. statutory federal rate due to the following during the years ended December 31, 2025 and 2024 (in thousands): 2025 2024 Amount Percentage Amount Federal income tax, at U.S. statutory rate $ 4,784 21.0% $ 3,741 Increase (decrease) resulting from: State tax, net of related federal benefit 2,419 10.6% 1,249 Nontaxable or nondeductible items: Federally tax exempt interest income (698) (3.0) % (364) Interest expense disallowance 575 2.5% — Other (94) (0.4) % — Other, net (633) (2.8) % (468) 6,353 27.9% 4,158 Illinois state taxes made up the majority of the state tax effect. CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 38

The tax effects of temporary differences that give rise to significant portions of deferred tax assets and liabilities at December 31, 2025 and 2024 are presented below (in thousands) and are included in other assets on the Consolidated Balance Sheets: 2025 2024 Deferred tax assets: Allowance for credit losses $ 4,506 $ 3,917 Deferred compensation 2,597 2,702 Purchase adjustments — 103 Available-for-sale securities - net loss 10,728 10,973 Other 1,019 530 Total deferred tax assets 18,850 18,225 Deferred tax liabilities: Bank premises and equipment (1,239) (1,153) Intangible assets (333) (949) Purchase adjustments (470) — Other (926) (367) Total deferred tax liabilities (2,968) (2,469) Net deferred tax assets 15,882 15,756 The Company is required to provide a valuation reserve on deferred tax assets when it is more likely than not that some portion of the assets will not be realized. The Company has not established a valuation reserve at December 31, 2025 and 2024 as management believes that all criteria for recognition have been met, including the existence of a history of taxes paid sufficient to support the realization of deferred tax assets. CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 39

NOTE 12 – EMPLOYEE BENEFIT PLANS The Company maintains a defined contribution 401(k) plan to provide retirement benefits to substantially all of its employees. All employees meeting certain age and service requirements are eligible to participate in the plan. Under the 401(k) plan, the Company may make discretionary matching contributions to the plan up to the amount of employee contributions and subject to certain limitations. Total contributions made by the Company under this plan were $1,131,000 and $992,000 for the years ended December 31, 2025 and 2024, respectively. Incentive deferral plans are maintained for certain directors and officers allowing such participants to defer current compensation earned in their role with the Company or Bank and agreeing to pay to such participants, or their designated beneficiaries or survivors, the total amount of deferred compensation plus accumulated interest at or following retirement. Under the plans, interest is added to the accumulated deferred compensation at a periodic compound rate equal to the Company’s return on equity from the previous year. The directors are expected to continue to render their normal service as directors to the Company or Bank from the date of the plan’s inception until retirement. The incentive deferral plans stipulate that, upon disability, termination, or death prior to retirement, the affected director (or his/her designated beneficiaries or survivors) would be vested in the total deferred compensation accumulated to that date, plus compounded interest. Payments under the plan may be made in a lump sum or periodically over a specified time period, with interest. The Company and Bank recognize annual compensation expense equal to the sum of the compensation deferred under the incentive deferral plans by the affected directors plus interest applied to the accumulated balance of the deferred compensation. The Company also administers deferred compensation plans assumed through acquisitions of other banks. The charge to expense for the deferred compensation plans reflects the accrual using the principal and interest method over the vesting period of the present value of benefits due each participant on the full eligibility date. An amount of $8,897,000 and $9,127,000 is included in other liabilities in the consolidated balance sheet at December 31, 2025 and 2024, respectively, representing the sum of all deferrals and interest additions accumulated to date. NOTE 13 – LITIGATION During the normal course of business, the Company becomes subject to various legal claims. However in the opinion of management, these will not result in any material liability to the Company. NOTE 14 – PARENT COMPANY FINANCIAL INFORMATION The Bank’s dividends are the principal source of funds for the payment of dividends by the Company to its stockholders and for debt servicing. The Bank is subject to regulations by regulatory authorities that require the maintenance of minimum capital requirements and is also limited to the earnings of the current year and two previous years for the payment of dividends without obtaining the prior approval of the Office of the Comptroller of the Currency. CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 40

Following are condensed parent company only balance sheets as of December 31, 2025 and 2024 and the related condensed parent company only statements of income and cash flows for the years then ended (in thousands): Condensed Balance Sheets 2025 2024 Assets: Cash $ 585 $ 407 Investment in subsidiary bank 165,136 137,188 Life insurance policies 767 756 Income tax receivable 1,417 1,571 Interest rate swap agreements — 2 Equity investments 3,543 2,715 Other assets 453 186 Total assets $ 171,901 $ 142,825 Liabilities: Notes payable $ — $ 357 Other liabilities 1,454 803 Total liabilities 1,454 1,160 Total stockholders' equity 170,447 141,665 Total liabilities and stockholders' equity $ 171,901 $ 142,825 Condensed Statements of Income 2025 2024 Revenue: Cash dividends from subsidiary bank $ 5,900 $ 6,000 Other income 152 57 Total revenue 6,052 6,057 Expenses: Salaries and benefits 2,985 176 Interest expense 3 44 Legal and professional fees 1,116 202 Other expenses 212 153 Total expenses 4,316 575 Income before income tax benefit and equity in undistributed net income of subsidiary bank 1,736 5,482 Income tax benefit (1,115) (258) 2,851 5,740 Equity in undistributed net income of subsidiary bank 13,579 7,916 Net income $ 16,430 $ 13,656 CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 41

Condensed Statements of Cash Flows 2025 2024 Cash flows from operating activities: Net income $ 16,430 $ 13,656 Adjustments to reconcile net income to net cash provided by operating activities: Equity in undistributed earnings of subsidiary bank (13,579) (7,916) Increase in cash surrender value of life insurance policies (11) (11) Other, net 538 183 Cash provided by operating activities 3,378 5,912 Cash flows from investing activities: Capital contribution on equity investments (828) (604) Cash used in investing activities (828) (604) Cash flows from financing activities: Principal payments on notes payable (357) (1,396) Dividends paid (3,843) (3,633) Purchase of treasury stock (1,825) (1,133) Stock options exercised 3,653 755 Cash used in financing activities (2,372) (5,407) Net increase (decrease) in cash 178 (99) Cash at beginning of year 407 506 Cash at end of year $ 585 $ 407 Supplemental Cash Flows Information Noncash transactions: Issuance of treasury stock for vested stock awards $ 3,236 $ 602 CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 42

NOTE 15 – COMMITMENTS The Bank issues financial instruments with off-balance sheet risk in the normal course of the business of meeting the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and may involve, to varying degrees, elements of credit risk in excess of the amounts recognized in the consolidated balance sheets. The contractual amounts of those instruments reflect the extent of involvement the Company has in particular classes of financial instruments. The Company’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as they do for financial instruments included on the consolidated balance sheets. Following is a summary of the Company’s off-balance sheet financial instruments at December 31, 2025 and 2024 (in thousands): December 31, 2025 December 31, 2024 Financial instruments for which contractual amounts represent: Commitments to extend credit $ 206,133 $ 229,975 Standby letters of credit 4,556 4,815 210,689 234,790 Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since certain of the commitments may expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the borrower. Collateral held varies but is generally residential or income-producing commercial property or equipment on which the Bank generally has a superior lien. Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements and historically have not been drawn upon. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The allowance for credit losses on off-balance sheet credit exposures equaled $640,000 and $553,000 at December 31, 2025 and December 31, 2024, respectively, and is reported in other liabilities on the consolidated balance sheet. NOTE 16 – REGULATORY MATTERS The Company and Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possible additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the Company’s consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and Bank must meet specific capital guidelines that involve quantitative measures of the Company’s and Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Company’s and Bank’s capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 43

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total, Tier 1, and Common Equity Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital (as defined) to average assets (as defined). Banks and their bank holding companies that have less than $10 billion in total consolidated assets and meet other qualifying criteria, including a leverage ratio (equal to Tier 1 capital divided by average total consolidated assets) of greater than 9%, are eligible to opt into the CBLR framework. Qualifying community banking organizations that elect to use the CBLR framework and that maintain a leverage ratio of greater than 9% will be considered to have satisfied the generally applicable risk-based and leverage capital requirements in the agencies’ capital rules (generally applicable rule) and, if applicable, will be considered to have met the well-capitalized ratio requirements for purposes of Section 38 of the Federal Deposit Insurance Act. Accordingly, a qualifying community banking organization that exceeds the 9% CBLR will be considered to have met: (i) the generally applicable risk-based and leverage capital requirements of the generally applicable capital rules; (ii) the capital ratio requirements in order to be considered well-capitalized under the prompt corrective action framework; and (iii) any other applicable capital or leverage requirements. A qualifying community banking organization that elects to be under the CBLR framework generally would be exempt from the current capital framework, including risk-based capital requirements and capital conservation buffer requirements. A banking organization meets the definition of a “qualifying community banking organization” if the organization has: • A leverage ratio of greater than 9%; • Total consolidated assets of less than $10 billion; • Total off-balance sheet exposures (excluding derivatives other than sold credit derivatives and unconditionally cancellable commitments) of 25% or less of total consolidated assets; and • Total trading assets plus trading liabilities of 5% or less of total consolidated assets. Even though a banking organization meets the above-stated criteria, federal banking regulators have reserved the authority to disallow the use of the CBLR framework by a depository institution or depository institution holding company, based on the risk profile of the banking organization. Company management believes, as of December 31, 2025 and 2024, that the Company and Bank meet all capital adequacy requirements to which they are subject. As of December 31, 2025 and 2024, the most recent notification from applicable regulatory authorities categorized the Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as a well-capitalized bank, a bank that has not opted to use the CBLR option must maintain minimum Total risk-based, Tier 1 risk-based, Common Equity Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since those notifications that Company management believes have changed the Bank’s risk category. CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 44

CNB BANK SHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 2025 and 2024

The Bank's actual capital amounts (dollars in thousands) and ratios at December 31, 2025 and 2024 are presented in the following tables:

	Actual		Minimum for capital adequacy purposes		Minimum to be a well-capitalized bank under prompt corrective action provision	
December 31, 2025	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk-weighted assets)	$ 170,223	11.88 %	$ 114,584	8.00 %	$ 143,230	10.00 %
Tier 1 capital (to risk-weighted assets)	170,223	11.88	85,938	6.00	114,584	8.00
Common Equity Tier 1 capital (to risk-weighted assets)	186,032	12.99	64,454	4.50	93,100	6.50
Tier 1 capital (to average assets)	170,223	9.36	72,720	4.00	90,900	5.00

	Actual		Minimum for capital adequacy purposes		Minimum to be a well-capitalized bank under prompt corrective action provision	
December 31, 2024	Amount	Ratio	Amount	Ratio	Amount	Ratio
Total capital (to risk-weighted assets)	$ 171,099	11.91 %	$ 114,926	8.00 %	$ 143,658	10.00 %
Tier 1 capital (to risk-weighted assets)	156,265	10.88	86,195	6.00	114,926	8.00
Common Equity Tier 1 capital (to risk-weighted assets)	156,265	10.88	64,646	4.50	93,377	6.50
Tier 1 capital (to average assets)	156,265	8.75	71,415	4.00	89,269	5.00

45

NOTE 17 – EARNINGS PER SHARE Basic earnings per common share is calculated as net income less preferred stock dividends divided by the weighted average number of common shares outstanding. Diluted earnings per common share is computed using the weighted average number of shares outstanding, increased by the assumed conversion of the Company’s convertible preferred stock and the Company’s stock options and restricted stock awarded. Presented below are the calculations for the basic and diluted earnings per common share (dollars in thousands, except per share data): Year Ended December 31, 2025 2024 Basic Net income $ 16,430 $ 13,656 Less: Dividends on preferred shares (702) (556) Net income available to common stockholders $ 15,728 $ 13,100 Weighted average common shares outstanding 5,433,837 5,398,145 Basic earnings per common share $ 2.89 $ 2.43 Diluted Net income $ 16,430 $ 13,656 Weighted average common shares outstanding 5,433,837 5,398,145 Dilutive potential common shares: Preferred shares as converted 974,500 974,500 Stock compensation 52,326 14,928 Total dilutive potential common shares 1,026,826 989,428 Diluted weighted average common shares outstanding 6,460,663 6,387,573 Diluted earnings per common share $ 2.54 $ 2.14 NOTE 18 – SEGMENT REPORTING The Company operates with a single reportable segment for financial reporting purposes with the Bank’s President and Chief Executive Officer, Andy Tinberg, serving as the chief operating decision maker ("CODM"). The CODM does not significantly rely on disaggregated financial data to allocate resources and make decisions and, instead, assesses Company needs and performance at the consolidated level. CNB BANK SHARES, INC. AND SUBSIDIARY Notes to Consolidated Financial Statements December 31, 2025 and 2024 46